Exhibit 5.2

CONSENT

February 19, 2015

Student Transportation Inc.

3349 Highway 138

Building A, Suite C

Wall, New Jersey 07719

USA

Dear Sirs/Mesdames:

Re:	Prospectus forming part of Registration Statement on Form F-10

Reference is made to the preliminary short form prospectus (the “Prospectus”) dated February 19, 2015, forming part of the registration statement on Form F-10 to be filed by Student Transportation Inc. with the U.S. Securities and Exchange Commission.

We hereby consent to the references to our firm name in the Prospectus.

Yours very truly,

GOODMANS LLP

/s/ GOODMANS LLP